Exhibit 99.1

FOR RELEASE AT 7:00 AM ET	For more information, contact:
NOVEMBER 13, 2007	Regeneration Technologies, Inc. –
Thomas F. Rose
Chief Financial Officer
Phone (386) 418-8888

Wendy Crites Wacker, APR
Corporate Communications
Phone (386) 418-8888

Susan A. Noonan
The SAN Group, LLC
Phone (212) 966-3650

Tutogen Medical, Inc. –
L. Robert Johnston
Chief Financial Officer
Phone (386) 462-0402

REGENERATION TECHNOLOGIES, TUTOGEN MEDICAL ANNOUNCE AGREEMENT TO

MERGE

•	Merger creates a leading global company in the biologics industry

•	Transaction expected to be accretive in 2008 earnings per share

•	Compelling strategic fit with highly complementary product lines and distributor mix, increasing growth and diversification

•	$5 million - $6 million of identified annual cost synergies, when fully realized, with revenue enhancement upside opportunities

ALACHUA, Fla. (Nov. 13, 2007) – Regeneration Technologies, Inc. (RTI) (Nasdaq: RTIX), a leading processor of orthopedic and other biologic implants, and Tutogen Medical, Inc. (Amex: TTG), a leading manufacturer of sterile biological implants made from human (allograft) and animal (xenograft) tissue, today announced that the boards of directors of both companies have unanimously approved a definitive agreement to combine the two companies in a tax-free, stock-for-stock exchange.

The combined company will be the leading provider of sterile biologic solutions for patients around the world, with a diverse mix of implants and distributors. The merged company will benefit from cost synergies and enhanced opportunities for revenue growth and increased profitability.

“When comparing the similarities between Tutogen and RTI – our commitment to safety and sterilization of biologics, our responsibility for honoring donor families and helping recipients, and our culture of investment to meet the needs of surgeons around the world – it is easy to see how these two companies will fit very nicely together,” said Brian K. Hutchison, RTI’s chairman, president and CEO. “Guy Mayer and the management team at Tutogen have done an outstanding job in the past two years of realigning their company and product lines, as well as optimizing their distribution channels to set the stage for continued growth in the years to come.”

“We believe that our strength in the tissue membrane markets and our expertise in xenograft applications will blend perfectly with RTI’s strength in innovation and leadership in the orthopedics markets,” said Guy Mayer, Tutogen’s president and chief executive officer. “Each company’s complementary strengths will create a very well-balanced leader in the biologics industry.”

Under the terms of the merger agreement, Tutogen shareholders will receive 1.22 shares of newly issued RTI common stock in exchange for each share of Tutogen common stock they own. Based on RTI’s closing stock price of $10.54 per share on Nov. 12, 2007, this represents a value of $12.86 per Tutogen share, or an aggregate equity value of approximately $263 million. Upon completion of the merger, RTI stockholders will own approximately 55 percent of the combined company and Tutogen stockholders will own 45 percent of the company, on a diluted basis.

As a result of the transaction, the combined company expects to have a total of 56 million shares outstanding upon the closing, composed of 31 million currently outstanding shares of RTI common stock and 25 million shares of RTI common stock to be issued to Tutogen shareholders.

The combined company will be headquartered in Alachua, Fla. under the leadership of Brian Hutchison as chairman and CEO. Tom Rose, currently vice president, CFO and secretary of RTI, will serve in the same capacity of the combined entity. Guy Mayer, currently president and CEO for Tutogen, will become president of the combined company, with a focus on international activities and sales and marketing. He will also join the board of directors. L. Robert Johnston, currently vice president and CFO of Tutogen, will serve as vice president of finance for the combined company.

The new board of directors will be comprised of all seven directors from RTI’s current board and five directors from Tutogen’s board, bringing the total number of directors to 12, including Hutchison and Mayer.

Benefits of the Merger

The transaction will combine RTI’s expertise for science, safety and innovation in biologics for orthopedics with Tutogen’s leadership in sterile biologic implants for dental, hernia and other specialty surgeries. Specific benefits of the merger include:

•

Diversification of markets, enabling the company to help more patients with sterile, biological solutions. RTI focuses on implants addressing the spine, sports medicine, bone graft substitutes and general orthopedics markets. Tutogen has a complementary focus on dental implants and surgical specialties including urology, obstetrics/gynecology, breast reconstruction, hernia, ophthalmology and ENT markets, as well as implants addressing the spine market. The combined revenue product mix is estimated to be 32 percent spine, 17 percent dental, 16 percent sports medicine, 10 percent bone graft substitutes, 14 percent international and 5 percent surgical specialties, with the remaining 6 percent attributed to other categories.

•

Balanced distribution model with reduced concentration risk. In addition to direct distribution networks for RTI’s sports medicine implants and Tutogen’s international business the combined company will create a balanced diversification of strong distributors across its product lines. Distributors of RTI’s products include Medtronic, Stryker, Orthofix, Wright Medical, Exactech and Zimmer, among others. Distributors of Tutogen’s implants include Zimmer, Davol (a subsidiary of C.R.Bard), Mentor, Coloplast and IOP Inc.

•

Accelerated growth of xenograft products. Tutogen has more than 10 years of experience in developing clinical data and successfully distributing xenograft implants internationally. The combination of RTI’s portfolio of spinal, sports medicine and general orthopedic xenograft implants and Tutogen’s portfolio of products, paired with Tutogen’s extensive distribution network, should allow the combined company to achieve significant growth in xenograft revenues.

•

Combination of strong recovery networks. The combined company will bring together one of the most extensive U.S. tissue recovery networks with the leading international tissue recovery network. This will enable the combined company to increase the gift of donation and help more tissue recipients both in the U.S. and around the world.

•

Expansion of distribution and marketing team. The combined distribution and marketing team is highly complementary and should provide for significant cross distribution opportunities. RTI has put into place a world-class sports medicine direct distribution network in the U.S., while Tutogen has one of the strongest international distribution networks focused on biologics in the world.

Financial Considerations

Available synergies include approximately $5 million to $6 million of identified cost savings, when fully realized, and potential revenue enhancement opportunities. The combined company is expected to have in excess of $30 million in cash at Dec. 31, 2007 and be generating positive operating cash flow.

The companies expect the merger to be accretive to RTI’s 2008 GAAP earnings per share, excluding the one-time, transaction-related adjustments and costs.

Approvals and Time to Close

The merger is subject to approval by both companies’ shareholders as well as customary closing conditions and regulatory approvals. The transaction is expected to close in the first quarter of 2008.

Advisors

In connection with the transaction, Lehman Brothers is acting as financial advisor to RTI and Fulbright & Jaworski L.L.P. is legal counsel. Cowen and Company LLC is acting as financial advisor to Tutogen and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. is legal counsel.

Conference Call

RTI and Tutogen will hold a live combined conference call and simultaneous audio Web cast on Tuesday, Nov. 13, 2007 at 9:00 a.m. ET to discuss this announcement. The conference call can be accessed by dialing 800-369-3380, passcode RTIX. The Web cast can be accessed through the investor section of RTI’s Web site at www.rtix.com. A telephone replay of the call will be available through Feb. 13, 2008 and can be accessed by calling 866-395-7261; the replay will also be available at www.rtix.com.

About Regeneration Technologies, Inc.

RTI processes allograft and xenograft tissue into shaped implants for use in orthopedic and other surgeries with a commitment to science, safety and innovation.

RTI also holds the patents on BioCleanse®, a proven tissue sterilization process validated to eliminate viruses, bacteria, fungi and spores from tissue without impacting the structural or biomechanical integrity of the tissue. The company has distributed more than half a million allograft implants sterilized with the BioCleanse process with zero incidence of infection. RTI is accredited by the American Association of Tissue Banks.

About Tutogen Medical, Inc.

Tutogen Medical, Inc. manufactures sterile biological implant products made from human (allograft) and animal (xenograft) tissue. Tutogen utilizes its proprietary Tutoplast® Process of tissue preservation and viral inactivation to manufacture and deliver sterile bio-implants used in spinal/trauma, urology, dental, ophthalmology, and general surgery procedures. Tutogen’s Tutoplast® products are sold and distributed worldwide by Zimmer Spine and Zimmer Dental (subsidiaries of Zimmer Holdings, Inc.), Davol Inc. (a subsidiary of C.R. Bard Inc.), the Mentor Corporation (Mentor), Coloplast Corporation, IOP, Inc. and through independent distributors internationally. For more information, visit Tutogen’s web site at http://www.tutogen.com.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about the expected benefits of the business combination involving Regeneration Technologies, Inc and Tutogen Medical, Inc., including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results, regulatory approvals or changes to agreements with distributors also are forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including the ability of Regeneration Technologies and Tutogen to integrate their businesses successfully and to realize the expected synergies and cost savings from the merger and the risks described in public filings by Regeneration Technologies and Tutogen on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results reflected in these forward-looking statements. Copies of Regeneration Technologies’ SEC filings may be obtained by contacting Regeneration Technologies or the SEC or by visiting Regeneration Technologies’ Web site at www.rtix.com or the SEC’s Web site at www.sec.gov. Copies of Tutogen’s SEC filings may be obtained by contacting Tutogen or the SEC or by visiting Tutogen’s Web site at www.tutogen.com or the SEC’s Web site at www.sec.gov.

The proposed merger will be submitted to the respective stockholders of Regeneration Technologies and Tutogen for their consideration, and Regeneration Technologies and Tutogen will file a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Regeneration Technologies and Tutogen, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at RTI’s website (http://www.rtix.com) or

Tutogen’s website (http://www.tutogen.com). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Thomas F. Rose, Vice President and CFO, Regeneration Technologies Inc., PO Box 2650, Alachua, FL 32616 or to L. Robert Johnston, CFO, Tutogen Medical Inc., 13709 Progress Blvd., Box 19, Alachua, FL 32615 .

Regeneration Technologies and Tutogen, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Regeneration Technologies and Tutogen in connection with the proposed merger. Information about the directors and executive officers of Regeneration Technologies and their ownership of Regeneration Technologies common stock is set forth in the proxy statement, dated March 30, 2007, for Regeneration Technologies’ annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Information about the directors and executive officers of Tutogen and their ownership of Tutogen common stock is set forth in the proxy statement, dated February 5, 2007, for Tutogen’s annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of those participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement /prospectus regarding the proposed merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

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